012 Putnam Equity Income Fund attachment
11/30/02 Annual

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72DD1 	(000s omitted)

Class A		18,192
Class B		  3,197
Class C		    236

72DD2	(000s omitted)

Class M		   833
Class Y		1,898

73A1

Class A		0.1893
Class B		0.0828
Class C		0.0888

73A2

Class M		0.1248
Class Y		0.2238

74U1	(000s omitted)

Class A		106,080
Class B		 39,868
Class C		   3,100

74U2	(000s omitted)

Class M		  7,609
Class Y		11,564

74V1

Class A		13.15
Class B		13.05
Class C		13.10

74V2

Class M		13.06
Class Y		13.16